Exhibit 24.2



CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Infrasonics, Inc. 1995 Stock Option Plan of our reports dated July 19, 1995, with respect to the consolidated financial statements of Infrasonics, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.




				ERNST & YOUNG LLP


San Diego, California
November 1, 1995